WesBanco Announces Fourth Quarter 2025 Financial Results

Solid loan growth fully funded by deposit growth; net interest margin of 3.61% improved 58 basis points year-over-year

Wheeling, WVa. (January 27, 2026) – WesBanco, Inc. (“WesBanco” or “Company”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three months ended December 31, 2025. Net income available to common shareholders for the fourth quarter of 2025 was $78.2 million, with diluted earnings per share of $0.81, compared to $47.1 million and $0.70 per diluted share, respectively, for the fourth quarter of 2024. The fourth quarter of 2025 included dividends and redemption premium totaling $8.0 million, or $0.08 per share, related to the Series A preferred stock, which was redeemed on November 15, 2025. For the twelve months ended December 31, 2025, net income was $202.6 million, or $2.23 per diluted share, which reflected the impact of a day one provision for credit losses and other expenses related to the closing of the Premier Financial Corp. (“PFC”) acquisition on February 28, 2025, compared to $141.4 million, or $2.26 per diluted share, for the 2024 period.

As noted below, WesBanco reported $0.84 of earnings per diluted share, in the fourth quarter, as compared to $0.71 in the prior year period, when excluding after-tax restructuring and merger-related expenses (non-GAAP measures). On a similar basis and excluding the after-tax day one provision for credit losses on acquired loans, WesBanco reported $3.40 per diluted share, for the twelve month period, which was a 45.3% increase compared to $2.34 per diluted share last year (non-GAAP measures).

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
	2025		2024		2025		2024
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (GAAP)	$78,162	$0.81	$47,098	$0.70	$202,564	$2.23	$141,385	$2.26
Add: After tax restructuring and merger-related expenses	2,752	0.03	510	0.01	59,987	0.66	5,056	0.08
Add: after-tax day one provision for credit losses on acquired loans	-	-	-	-	46,926	0.51	-	-
Adjusted net income available to common shareholders (Non-GAAP)(1)	$80,914	$0.84	$47,608	$0.71	$309,477	$3.40	$146,441	$2.34
(1) See non-GAAP financial measures for additional information relating to the calculation of these items.

Financial and operational highlights during the quarter ended December 31, 2025:

•
Deposit growth fully funded loan growth both year-over-year and quarter-over-quarter
•
Total deposits increased 7.2% annualized from the third quarter driven by demand and money market deposits
o
Total deposits increased 53.3% year-over-year to $21.7 billion, reflecting $6.9 billion of deposits from PFC and organic growth of 4.7%
•
Total loans increased 6.2% annualized from the third quarter despite commercial real estate (“CRE”) payoffs of approximately $415 million in the quarter
o
Total loans increased 51.9% year-over-year to $19.2 billion, reflecting organic growth of 5.2% and $5.9 billion of loans from PFC
o
CRE payoffs totaled approximately $905 million for the year
•
Net interest margin of 3.61% increased 58 basis points year-over-year and 8 basis points quarter-over-quarter reflecting higher earning asset yields and lower funding costs
•
Reflecting the PFC acquisition, market appreciation, and organic growth, WesBanco Trust and Investment Services (“WTIS”) assets under management increased to a record $7.9 billion
•
Efficiency ratio of 51.6% improved more than 8 percentage points year-over-year due to expense synergies generated from the PFC acquisition, as well as a continued focus on expense management and driving positive operating leverage
•
Successful execution of WesBanco’s financial center optimization strategy with the closure of 27 locations on January 23rd

“2025 was another year of disciplined growth and strong execution for WesBanco as we continued our transformation into a regional financial services partner through our successful acquisition and integration of Premier Financial and its customers,” said Jeff Jackson, President and Chief Executive Officer. “We delivered strong total and organic loan growth fully funded by deposits, strengthened our balance sheet, and improved our net interest margin. We achieved record levels of fee income and wealth management assets, while our focus on cost control drove our efficiency ratio into the low 50 percent range. Together, these underscore the strength of our organic growth-oriented business model and position us well to continue delivering value for our customers and stakeholders.”

Balance Sheet

WesBanco’s balance sheet, as of December 31, 2025, reflects both the PFC acquisition and organic growth. Total assets increased 48.2% year-over-year to $27.7 billion, including total portfolio loans of $19.2 billion and total securities of $4.5 billion. Total portfolio loans increased 51.9% year-over-year due to acquired PFC loans of $5.9 billion and organic growth of $657 million, driven by the commercial teams. CRE payoffs have continued to increase and totaled approximately $415 million during the fourth quarter of 2025 and $905 million for the year, more than 2.5 times the prior year-to-date period.

Deposits of $21.7 billion increased 53.3% year-over-year due to acquired PFC deposits of $6.9 billion and organic growth of $662 million, which fully funded year-over-year organic loan growth. On a sequential quarter basis, total deposits increased $385 million, also fully funding quarter-over-quarter loan growth, due to the efforts of our consumer and business teams more than offsetting the intentional runoff of $55 million of higher cost certificates of deposit. Reflecting the addition of PFC deposits, which included $1.3 billion of certificates of deposit, total demand deposits represented 49% of total deposits, with the non-interest bearing component representing 25%.

Credit Quality

As of December 31, 2025, criticized and classified loans, non-performing loans, and non-performing assets as percentages of the loan portfolio and total assets have remained low, from a historical perspective, and within a consistent range through the last five years. As expected, criticized and classified loans as a percent of total portfolio loans decreased 7 basis points from the sequential quarter to 3.15%. Net charge-offs for the fourth quarter were 0.06% of total loans.

The allowance for credit losses to total portfolio loans at December 31, 2025 was 1.14% of total loans, or $218.7 million. Excluded from the allowance for credit losses and related coverage ratio are fair market value adjustments on previously acquired loans representing 1.57% of total portfolio loans.

Net Interest Margin and Income

The fourth quarter margin of 3.61% improved 58 basis points year-over-year through a combination of higher loan and securities yields and lower funding costs, and improved 8 basis points sequentially. Deposit funding costs of 245 basis points for the fourth quarter of 2025 decreased 26 basis points from the prior year period. When including non-interest bearing deposits, deposit funding costs for the fourth quarter were 184 basis points.

Net interest income for the fourth quarter of 2025 was $222.3 million, an increase of $95.8 million, or 75.7% year-over-year, reflecting the impact of the benefits from the PFC acquisition, loan growth, higher loan and securities yields, and lower deposit and FHLB borrowing costs. For the twelve months ended December 31, 2025, net interest income of $814.3 million increased $336.1 million, or 70.3%, primarily due to the reasons discussed for the three-month period comparison.

Non-Interest Income

For the fourth quarter of 2025, non-interest income of $43.3 million increased $6.9 million, or 18.9%, from the fourth quarter of 2024 due primarily to the acquisition of PFC. Service charges on deposits increased $3.0 million year-over-year, reflecting the addition of PFC, fee income from new products and services and treasury management, and increased general consumer spending. Digital banking fees increased $1.3 million from higher volumes primarily associated with our larger customer base. Reflecting record asset levels, trust fees and net securities brokerage revenue increased $2.0 million and $0.4 million, respectively, due to the addition of PFC wealth clients, market value appreciation, and organic growth. Bank-owned life insurance increased $1.9 million year-over-year due to the addition of PFC. Other income decreased $2.0 million due to a $2.3 million gain in the prior year from the transfer of certain liabilities for future pension payments to a third-party insurance company. Gross swap fees were $3.4 million in the fourth quarter, compared to $1.3 million in the prior year period, while fair value adjustments were $0.5 million as compared to $1.9 million, respectively.

Primarily reflecting the items discussed above, as well as mortgage banking income, non-interest income, for the twelve months ended December 31, 2025, increased $38.8 million, or 30.3%, year-over-year to $166.8 million. Mortgage Banking income increased due to an approximate 43% year-over-year increase in residential mortgage originations primarily related to our larger customer base.

Non-Interest Expense

Non-interest expense, excluding restructuring and merger-related costs, for the three months ended December 31, 2025 was $144.4 million, a $43.9 million, or 43.7%, increase year-over-year primarily due to the addition of the PFC expense base associated with approximately 900 employees and 70 financial centers, but were down slightly as compared to the third quarter, reflecting expense management. Salaries and wages of $61.7 million and employee benefits expense of $17.1 million increased due to higher staffing levels and higher health insurance costs. Amortization of intangible assets of $7.2 million increased $5.2 million year-over-year due to the core deposit intangible asset that was created from the acquisition of PFC. Restructuring and merger-related expenses of $3.5 million are primarily related to costs associated with the financial center optimization.

Excluding restructuring and merger-related expenses, non-interest expense during the first twelve months of 2025 of $548.6 million increased $153.2 million, or 38.7%, compared to the prior year period, due primarily to the expenses described above. Equipment and software expense of $62.6 million reflects the addition of PFC and the additional cost of operating two core systems until the conversion to one platform in mid-May. FDIC insurance expense of $20.9 million increased due to our larger asset size.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards. At December 31, 2025, Tier I leverage was 9.42%, Tier I risk-based capital ratio was 11.38%, common equity Tier 1 capital ratio (“CET 1”) was 10.34%, and total risk-based capital was 13.88%. In addition, the tangible common equity to tangible assets ratio was 8.13%.

Fourth quarter 2025 preferred stock dividends totaled $12.9 million, reflecting the $2.5 million dividend and $5.5 million redemption premium on the Series A preferred stock, which was redeemed on November 15th, and a $4.9 million dividend on the new Series B preferred stock.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the fourth quarter of 2025 at 9:00 a.m. ET on Wednesday, January 28, 2026. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, or 1-412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 855-669-9658, or 1-412-317-0088 for international callers, and providing the access code of 6442178. The replay will begin at approximately 11:00 a.m. ET on January 28, 2026, and end at 12 a.m. ET on February 11, 2026. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2024 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”) including WesBanco’s Form 10-Q for the quarters ended March 31, June 30 and September 30, 2025, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the expected cost savings and any revenue synergies from the merger of WesBanco and Premier may not be fully realized within the expected timeframes; disruption from the merger of WesBanco and Premier may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Statements in this presentation with respect to the benefits of the merger between WesBanco and Premier, the parties’ plans, obligations, expectations, and intentions, and the statements with respect to accretion, earn back of tangible book value, tangible book value dilution and internal rate of return, constitute forward-looking statements as defined by federal securities laws. Such statements are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected time frames; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; extended disruption of vital infrastructure; and other factors described in WesBanco’s 2024 Annual Report on Form 10-K and documents subsequently filed by WesBanco with the Securities and Exchange Commission.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses and excluding after-tax day one provision for credit losses on acquired loans; efficiency ratio; return on average assets; and return on average tangible equity. WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

About WesBanco, Inc.

With over 150 years as a community-focused, regional financial services partner, WesBanco Inc. (NASDAQ: WSBC) and its subsidiaries build lasting prosperity through relationships and solutions that empower our customers for success in their financial journeys. Customers across our nine-state footprint choose WesBanco for the comprehensive range and personalized delivery of our retail and commercial banking solutions, as well as trust, brokerage, wealth management and insurance services, all designed to advance their financial goals. Through the strength of our teams, we leverage large bank capabilities and local focus to help make every community we serve a better place for people and businesses to thrive. Headquartered in Wheeling, West Virginia, WesBanco has $27.7 billion in total assets, with our Trust and Investment Services holding $7.9 billion of assets under management and securities account values (including annuities) of $2.5 billion through our broker/dealer, as of December 31, 2025. Learn more at www.wesbanco.com and follow @WesBanco on Facebook, LinkedIn and Instagram.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor Relations

304-905-7021

###

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Twelve Months Ended
STATEMENT OF INCOME	December 31,			December 31,
	2025	2024	% Change	2025	2024	% Change
Interest and dividend income
Loans, including fees	$293,208	$183,251	60.0	$1,097,203	$709,802	54.6
Interest and dividends on securities:
Taxable	31,546	18,575	69.8	116,342	70,559	64.9
Tax-exempt	4,865	4,449	9.4	18,702	18,089	3.4
Total interest and dividends on securities	36,411	23,024	58.1	135,044	88,648	52.3
Other interest income	9,821	7,310	34.4	39,693	27,191	46.0
Total interest and dividend income	339,440	213,585	58.9	1,271,940	825,641	54.1
Interest expense
Interest bearing demand deposits	29,821	27,044	10.3	120,953	107,700	12.3
Money market deposits	36,166	18,734	93.1	131,839	72,899	80.9
Savings deposits	9,570	7,271	31.6	35,176	31,066	13.2
Certificates of deposit	24,235	16,723	44.9	87,788	53,236	64.9
Total interest expense on deposits	99,792	69,772	43.0	375,756	264,901	41.8
Federal Home Loan Bank borrowings	11,378	12,114	(6.1)	58,434	62,489	(6.5)
Other short-term borrowings	730	1,291	(43.5)	3,433	3,953	(13.2)
Subordinated debt and junior subordinated debt	5,243	3,902	34.4	20,017	16,090	24.4
Total interest expense	117,143	87,079	34.5	457,640	347,433	31.7
Net interest income	222,297	126,506	75.7	814,300	478,208	70.3
Provision for credit losses	3,059	(147)	NM	77,242	19,206	302.2
Net interest income after provision for credit losses	219,238	126,653	73.1	737,058	459,002	60.6
Non-interest income
Trust fees	9,745	7,775	25.3	37,087	30,676	20.9
Service charges on deposits	11,159	8,138	37.1	41,392	29,979	38.1
Digital banking income	6,422	5,125	25.3	26,475	19,953	32.7
Net swap fee and valuation income	3,959	3,230	22.6	8,896	5,941	49.7
Net securities brokerage revenue	2,836	2,430	16.7	11,846	10,238	15.7
Bank-owned life insurance	4,458	2,512	77.5	15,101	9,544	58.2
Mortgage banking income	791	1,229	(35.6)	6,194	4,270	45.1
Net securities gains	1,077	61	NM	3,379	1,408	140.0
Net (losses)/gains on other real estate owned and other assets	(824)	193	(526.9)	(424)	142	(398.6)
Other income	3,647	5,695	(36.0)	16,809	15,832	6.2
Total non-interest income	43,270	36,388	18.9	166,755	127,983	30.3
Non-interest expense
Salaries and wages	61,664	45,638	35.1	230,977	177,516	30.1
Employee benefits	17,148	11,856	44.6	67,015	46,141	45.2
Net occupancy	8,522	5,999	42.1	33,237	25,157	32.1
Equipment and software	16,110	10,681	50.8	62,612	41,303	51.6
Marketing	2,636	2,531	4.1	9,861	9,764	1.0
FDIC insurance	5,411	3,640	48.7	20,897	14,215	47.0
Amortization of intangible assets	7,217	2,034	254.8	29,070	8,251	252.3
Restructuring and merger-related expense	3,483	646	439.2	75,933	6,400	NM
Other operating expenses	25,697	18,079	42.1	94,973	73,124	29.9
Total non-interest expense	147,888	101,104	46.3	624,575	401,871	55.4
Income before provision for income taxes	114,620	61,937	85.1	279,238	185,114	50.8
Provision for income taxes	23,510	12,308	91.0	56,133	33,604	67.0
Net Income	91,110	49,629	83.6	223,105	151,510	47.3
Preferred stock dividends	12,948	2,531	411.6	20,541	10,125	102.9
Net income available to common shareholders	$78,162	$47,098	66.0	$202,564	$141,385	43.3

Taxable equivalent net interest income	$223,590	$127,689	75.1	$819,271	$483,016	69.6

Per common share data
Net income per common share - basic	$0.81	$0.70	15.7	$2.23	$2.26	(1.3)
Net income per common share - diluted	0.81	0.70	15.7	2.23	2.26	(1.3)
Net income per common share - diluted, excluding certain items (1)(2)	0.84	0.71	18.3	3.40	2.34	45.3
Dividends declared	0.38	0.37	2.7	1.49	1.45	2.8
Book value (period end)	39.64	39.54	0.3	39.64	39.54	0.3
Tangible book value (period end) (1)	22.01	22.83	(3.6)	22.01	22.83	(3.6)
Average common shares outstanding - basic	96,053,336	66,895,834	43.6	90,896,991	62,589,406	45.2
Average common shares outstanding - diluted	96,226,845	66,992,009	43.6	91,034,094	62,653,557	45.3
Period end common shares outstanding	96,067,559	66,919,805	43.6	96,067,559	66,919,805	43.6
Period end preferred shares outstanding	230,000	150,000	53.3	230,000	150,000	53.3

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses and the after-tax day one provision for credit losses on acquired loans.
NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, unless otherwise noted)

Selected ratios
	For the Twelve Months Ended
	December 31,
	2025	2024	% Change
Return on average assets	0.78%	0.78%	-%
Return on average assets, excluding certain items (1)	1.19	0.81	46.91
Return on average equity	5.41	5.33	1.50
Return on average equity, excluding certain items (1)	8.27	5.52	49.82
Return on average tangible equity (1)	10.45	9.66	8.18
Return on average tangible equity, excluding certain items (1)	15.40	9.99	54.15
Return on average tangible common equity (1)	11.46	10.66	7.50
Return on average tangible common equity, excluding certain items (1)	16.89	11.03	53.13
Yield on earning assets (2)	5.50	5.10	7.84
Cost of interest bearing liabilities	2.72	3.07	(11.40)
Net interest spread (2)	2.78	2.03	36.95
Net interest margin (2)	3.53	2.96	19.26
Efficiency (1) (2)	52.87	63.52	(16.77)
Average loans to average deposits	89.24	89.48	(0.27)
Annualized net loan charge-offs/average loans	0.10	0.11	(9.09)
Effective income tax rate	20.10	18.15	10.74

	For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2025	2025	2025	2025	2024
Return on average assets	1.13%	1.17%	0.81%	(0.22)%	1.01%
Return on average assets, excluding certain items (1)	1.17	1.30	1.28	0.96	1.02
Return on average equity	7.58	8.25	5.76	(1.45)	6.68
Return on average equity, excluding certain items (1)	7.85	9.16	9.17	6.45	6.75
Return on average tangible equity (1)	13.93	15.86	11.27	(1.74)	11.49
Return on average tangible equity, excluding certain items (1)	14.39	17.48	17.16	11.61	11.61
Return on average tangible common equity (1)	15.87	17.26	12.06	(1.89)	12.56
Return on average tangible common equity, excluding certain items (1)	16.39	19.03	18.36	12.56	12.69
Yield on earning assets (2)	5.51	5.58	5.56	5.33	5.10
Cost of interest bearing liabilities	2.62	2.79	2.69	2.78	2.96
Net interest spread (2)	2.88	2.79	2.87	2.55	2.14
Net interest margin (2)	3.61	3.53	3.59	3.35	3.03
Efficiency (1) (2)	51.62	52.13	52.30	56.36	60.01
Average loans to average deposits	88.78	89.41	89.47	89.32	89.24
Annualized net loan charge-offs and recoveries /average loans	0.06	0.19	0.09	0.08	0.13
Effective income tax rate	20.51	19.10	19.10	(6.96)	19.87
Trust and Investment Services assets under management (3)	$7,886	$7,688	$7,205	$6,951	$5,968
Broker-dealer securities account values (including annuities) (3)	$2,481	$2,588	$2,554	$2,359	$1,852

(1) Certain items excluded from the calculation can consist of after-tax restructuring and merger-related expenses and the after-tax day one provision for credit losses on acquired loans. See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

(3) Represents market value at period end, in millions.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)
					% Change
	December 31,			September 30,	September 30, 2025
Balance sheets	2025	2024	% Change	2025	to Dec. 31, 2025
Assets
Cash and due from banks	$204,860	$142,271	44.0	$231,814	(11.6)
Due from banks - interest bearing	751,249	425,866	76.4	776,423	(3.2)
Securities:
Equity securities, at fair value	30,809	13,427	129.5	30,374	1.4
Available-for-sale debt securities, at fair value	3,288,332	2,246,072	46.4	3,268,016	0.6
Held-to-maturity debt securities (fair values of $1,035,957, $1,006,817 and $1,042,503, respectively)	1,132,114	1,152,906	(1.8)	1,150,520	(1.6)
Allowance for credit losses - held-to-maturity debt securities	(168)	(146)	(15.1)	(181)	7.2
Net held-to-maturity debt securities	1,131,946	1,152,760	(1.8)	1,150,339	(1.6)
Total securities	4,451,087	3,412,259	30.4	4,448,729	0.1
Loans held for sale	87,454	18,695	367.8	125,971	(30.6)
Portfolio loans:
Commercial real estate	10,938,834	7,326,681	49.3	10,755,370	1.7
Commercial and industrial	2,863,893	1,787,277	60.2	2,771,906	3.3
Residential real estate	3,938,585	2,520,086	56.3	3,928,469	0.3
Home equity	1,129,394	821,110	37.5	1,091,636	3.5
Consumer	355,726	201,275	76.7	384,693	(7.5)
Total portfolio loans, net of unearned income	19,226,432	12,656,429	51.9	18,932,074	1.6
Allowance for credit losses - loans	(218,749)	(138,766)	(57.6)	(217,666)	(0.5)
Net portfolio loans	19,007,683	12,517,663	51.8	18,714,408	1.6
Premises and equipment, net	263,240	219,076	20.2	267,521	(1.6)
Accrued interest receivable	106,651	78,324	36.2	108,865	(2.0)
Goodwill and other intangible assets, net	1,723,385	1,124,016	53.3	1,736,073	(0.7)
Bank-owned life insurance	557,512	360,738	54.5	555,104	0.4
Other assets	543,212	385,390	41.0	553,134	(1.8)
Total Assets	$27,696,333	$18,684,298	48.2	$27,518,042	0.6
Liabilities
Deposits:
Non-interest bearing demand	$5,376,767	$3,842,758	39.9	$5,285,740	1.7
Interest bearing demand	5,186,880	3,771,314	37.5	5,025,216	3.2
Money market	5,072,039	2,429,977	108.7	4,901,863	3.5
Savings deposits	3,157,782	2,362,736	33.6	3,141,075	0.5
Certificates of deposit	2,875,372	1,726,932	66.5	2,930,368	(1.9)
Total deposits	21,668,840	14,133,717	53.3	21,284,262	1.8
Federal Home Loan Bank borrowings	1,200,000	1,000,000	20.0	1,275,000	(5.9)
Other short-term borrowings	110,679	192,073	(42.4)	113,501	(2.5)
Subordinated debt and junior subordinated debt	308,529	279,308	10.5	358,373	(13.9)
Total borrowings	1,619,208	1,471,381	10.0	1,746,874	(7.3)
Accrued interest payable	19,150	14,228	34.6	25,472	(24.8)
Other liabilities	357,222	274,691	30.0	344,907	3.6
Total Liabilities	23,664,420	15,894,017	48.9	23,401,515	1.1
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 0, 150,000 and 150,000 shares of 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	-	144,484	(100.0)	144,484	(100.0)
Preferred stock, no par value, 1,000,000 shares authorized; 230,000, 0 and 230,000 shares of 7.375% non-cumulative perpetual preferred stock, Series B, liquidation preference $230.0 million, issued and outstanding, respectively.	224,187	-	100.0	224,383	(0.1)
Common stock, $2.0833 par value; 200,000,000, 200,000,000, and 200,000,000 shares authorized; 96,067,559, 75,354,034 and 96,044,222 shares issued; 96,067,559, 66,919,805 and 96,044,222 shares outstanding, respectively	200,137	156,985	27.5	200,088	0.0
Capital surplus	2,490,440	1,809,679	37.6	2,487,564	0.1
Retained earnings	1,252,765	1,192,091	5.1	1,210,823	3.5
Treasury stock (0, 8,434,229, and 0 shares - at cost, respectively)	-	(292,244)	(100.0)	-	-
Accumulated other comprehensive loss	(133,320)	(218,632)	39.0	(148,669)	10.3
Deferred benefits for directors	(2,296)	(2,082)	(10.3)	(2,146)	(7.0)
Total Shareholders' Equity	4,031,913	2,790,281	44.5	4,116,527	(2.1)
Total Liabilities and Shareholders' Equity	$27,696,333	$18,684,298	48.2	$27,518,042	0.6

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
	2025		2024		2025		2024
Average balance sheet and net interest margin analysis	Average	Average	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$762,245	4.26%	$474,933	5.05%	$719,247	4.66%	$409,900	5.48%
Loans, net of unearned income (1)	19,100,442	6.09	12,565,244	5.80	17,943,698	6.11	12,185,386	5.83
Securities: (2)
Taxable	3,875,915	3.23	2,924,539	2.53	3,729,244	3.12	2,894,993	2.44
Tax-exempt (3)	749,388	3.26	734,929	3.05	736,998	3.21	748,304	3.06
Total securities	4,625,303	3.23	3,659,468	2.63	4,466,242	3.13	3,643,297	2.57
Other earning assets	57,695	11.28	51,208	9.99%	70,891	8.70	57,845	8.20
Total earning assets (3)	24,545,685	5.51%	16,750,853	5.10%	23,200,078	5.50%	16,296,428	5.10%
Other assets	2,936,278		1,842,412		2,767,592		1,826,197
Total Assets	$27,481,963		$18,593,265		$25,967,670		$18,122,625

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$5,082,842	2.33%	$3,763,465	2.86%	$4,779,261	2.53%	$3,604,463	2.99%
Money market accounts	5,052,312	2.84	2,427,005	3.07	4,506,303	2.93	2,259,882	3.23
Savings deposits	3,144,470	1.21	2,365,805	1.22	3,008,218	1.17	2,422,859	1.28
Certificates of deposit	2,907,019	3.31	1,704,878	3.90	2,748,131	3.19	1,467,738	3.63
Total interest bearing deposits	16,186,643	2.45	10,261,153	2.71	15,041,913	2.50	9,754,942	2.72
Federal Home Loan Bank borrowings	1,047,826	4.31	972,283	4.96	1,325,871	4.41	1,164,344	5.37
Repurchase agreements	115,255	2.51	179,052	2.87	126,726	2.71	125,534	3.15
Subordinated debt and junior subordinated debt	357,353	5.82	279,277	5.56	344,691	5.81	279,189	5.76
Total interest bearing liabilities (4)	17,707,077	2.62%	11,691,765	2.96%	16,839,201	2.72%	11,324,009	3.07%
Non-interest bearing demand deposits	5,328,423		3,819,593		5,064,560		3,863,366
Other liabilities	358,007		275,828		321,844		282,076
Shareholders' equity	4,088,456		2,806,079		3,742,065		2,653,174
Total Liabilities and Shareholders' Equity	$27,481,963		$18,593,265		$25,967,670		$18,122,625
Taxable equivalent net interest spread		2.88%		2.14%		2.78%		2.03%
Taxable equivalent net interest margin		3.61%		3.03%		3.53%		2.96%

(1) Gross of allowance for credit losses, net of unearned income and includes non-accrual loans and loans held for sale. Loan fees included in interest income on loans were $1.5 million and $1.1 million for the three months ended December 31, 2025 and 2024, respectively, and were $7.0 million and $2.9 million for the twelve months ended December 31, 2025 and 2024, respectively. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $16.0 million and $0.8 million for the three months ended December 31, 2025 and 2024, respectively, and $55.3 million and $3.1 million for the twelve months ended December 31, 2025 and 2024, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

(4) Accretion on interest bearing liabilities acquired from prior acquisitions was $0.8 million for the three months ended December 31, 2025 and $10.3 million and $0.2 million for the twelve months ended December 31, 2025 and 2024, respectively. There was no accretion on interest bearing liabilities recorded for the three months ended December 31, 2024.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
Statement of Income	2025	2025	2025	2025	2024
Interest and dividend income
Loans, including fees	$293,208	$295,482	$290,104	$218,409	$183,251
Interest and dividends on securities:
Taxable	31,546	31,483	31,066	22,247	18,575
Tax-exempt	4,865	4,692	4,616	4,529	4,449
Total interest and dividends on securities	36,411	36,175	35,682	26,776	23,024
Other interest income	9,821	11,229	10,596	8,047	7,310
Total interest and dividend income	339,440	342,886	336,382	253,232	213,585
Interest expense
Interest bearing demand deposits	29,821	31,351	30,405	29,377	27,044
Money market deposits	36,166	38,249	36,287	21,134	18,734
Savings deposits	9,570	9,577	8,670	7,359	7,271
Certificates of deposit	24,235	23,554	21,442	18,558	16,723
Total interest expense on deposits	99,792	102,731	96,804	76,428	69,772
Federal Home Loan Bank borrowings	11,378	17,337	16,683	13,034	12,114
Other short-term borrowings	730	766	816	1,122	1,291
Subordinated debt and junior subordinated debt	5,243	5,336	5,310	4,129	3,902
Total interest expense	117,143	126,170	119,613	94,713	87,079
Net interest income	222,297	216,716	216,769	158,519	126,506
Provision for credit losses	3,059	2,082	3,218	68,883	(147)
Net interest income after provision for credit losses	219,238	214,634	213,551	89,636	126,653
Non-interest income
Trust fees	9,745	8,987	9,657	8,697	7,775
Service charges on deposits	11,159	11,163	10,484	8,587	8,138
Digital banking income	6,422	7,324	7,325	5,404	5,125
Net swap fee and valuation income	3,959	3,231	746	961	3,230
Net securities brokerage revenue	2,836	2,961	3,348	2,701	2,430
Bank-owned life insurance	4,458	3,765	3,450	3,428	2,512
Mortgage banking income	791	1,898	2,364	1,140	1,229
Net securities gains / (losses)	1,077	1,210	1,410	(318)	61
Net (losses) / gains on other real estate owned and other assets	(824)	329	111	(40)	193
Other income	3,647	3,996	5,062	4,105	5,695
Total non-interest income	43,270	44,864	43,957	34,665	36,388
Non-interest expense
Salaries and wages	61,664	60,583	60,153	48,577	45,638
Employee benefits	17,148	18,040	18,857	12,970	11,856
Net occupancy	8,522	8,819	8,119	7,778	5,999
Equipment and software	16,110	16,310	17,140	13,050	10,681
Marketing	2,636	2,979	1,864	2,382	2,531
FDIC insurance	5,411	5,820	5,479	4,187	3,640
Amortization of intangible assets	7,217	8,425	9,204	4,223	2,034
Restructuring and merger-related expense	3,483	11,383	41,056	20,010	646
Other operating expenses	25,697	23,829	24,663	20,789	18,079
Total non-interest expense	147,888	156,188	186,535	133,966	101,104
Income before provision for income taxes	114,620	103,310	70,973	(9,665)	61,937
Provision for income taxes	23,510	19,737	13,558	(673)	12,308
Net Income	91,110	83,573	57,415	(8,992)	49,629
Preferred stock dividends	12,948	2,531	2,531	2,531	2,531
Net income available to common shareholders	$78,162	$81,042	$54,884	$(11,523)	$47,098

Taxable equivalent net interest income	$223,590	$217,963	$217,996	$159,723	$127,689

Per common share data
Net income per common share - basic	$0.81	$0.84	$0.57	$(0.15)	$0.70
Net income per common share - diluted	0.81	0.84	0.57	(0.15)	0.70
Net income per common share - diluted, excluding certain items (1)(2)	0.84	0.94	0.91	0.66	0.71
Dividends declared	0.38	0.37	0.37	0.37	0.37
Book value (period end)	39.64	39.02	38.28	38.02	39.54
Tangible book value (period end) (1)	22.01	21.29	20.48	20.06	22.83
Average common shares outstanding - basic	96,053,336	95,995,174	95,744,980	76,830,460	66,895,834
Average common shares outstanding - diluted	96,226,845	96,116,617	95,808,310	77,020,592	66,992,009
Period end common shares outstanding	96,067,559	96,044,222	95,986,023	95,672,204	66,919,805
Period end preferred shares outstanding	230,000	380,000	150,000	150,000	150,000
Full time equivalent employees	3,030	3,064	3,253	3,205	2,262

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses and the after-tax day one provision for credit losses on acquired loans.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
Asset quality data	2025		2025		2025		2025		2024
Non-performing assets:
Total non-performing loans	$91,584		$94,463		$84,319		$81,489		$39,752
Other real estate and repossessed assets	907		997		958		1,854		852
Total non-performing assets	$92,491		$95,460		$85,277		$83,343		$40,604

Past due loans (1):
Loans past due 30-89 days	$91,199		$80,333		$65,401		$69,755		$45,926
Loans past due 90 days or more	37,783		19,430		20,890		10,734		13,553
Total past due loans	$128,982		$99,763		$86,291		$80,489		$59,479

Criticized and classified loans (2):
Criticized loans	$413,068		$433,320		$531,415		$470,619		$242,000
Classified loans	191,860		175,648		151,849		149,452		112,669
Total criticized and classified loans	$604,928		$608,968		$683,264		$620,071		$354,669

Loans past due 30-89 days / total portfolio loans	0.47%		0.42%		0.35%		0.37%		0.36%
Loans past due 90 days or more / total portfolio loans	0.20		0.10		0.11		0.06		0.11
Non-performing loans / total portfolio loans	0.48		0.50		0.45		0.44		0.31
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.48		0.50		0.45		0.45		0.32
Non-performing assets / total assets	0.33		0.35		0.31		0.30		0.22
Criticized and classified loans / total portfolio loans	3.15		3.22		3.63		3.32		2.80

Allowance for credit losses
Allowance for credit losses - loans	$218,749		$217,666		$223,866		$233,617		$138,766
Allowance for credit losses - loan commitments	6,950		7,628		6,168		6,459		6,120
Provision for credit losses	3,059		2,082		3,218		68,883		(147)
Net loan and deposit account overdraft charge-offs and recoveries	2,666		8,867		4,329		2,771		4,066
Annualized net loan charge-offs and recoveries / average loans	0.06%		0.19%		0.09%		0.08%		0.13%
Allowance for credit losses - loans / total portfolio loans	1.14%		1.15%		1.19%		1.25%		1.10%
Allowance for credit losses - loans / non-performing loans	2.39	x	2.30	x	2.65	x	2.87	x	3.49	x
Allowance for credit losses - loans / non-performing loans and loans past due	0.99	x	1.12	x	1.31	x	1.44	x	1.40	x

	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
	2025		2025		2025		2025		2024
Capital ratios
Tier I leverage capital	9.42%		9.72%		8.66%		11.01%		10.68%
Tier I risk-based capital	11.38		11.83		10.59		10.69		13.06
Total risk-based capital	13.88		14.58		13.40		13.59		15.88
Common equity tier 1 capital ratio (CET 1)	10.34		10.10		9.90		9.99		12.07
Average shareholders' equity to average assets	14.88		14.22		13.99		14.86		15.09
Tangible equity to tangible assets (3)	8.99		9.35		8.16		8.03		9.52
Tangible common equity to tangible assets (3)	8.13		7.92		7.60		7.47		8.70

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2025	2025	2025	2025	2024	2025	2024
Return on average assets, excluding certain items:
Net income / (loss) available to common shareholders	$78,162	$81,042	$54,884	$(11,523)	$47,098	$202,564	$141,385
Plus: after-tax restructuring and merger-related expenses (1)	2,752	8,993	32,434	15,808	510	59,987	5,056
Plus: after-tax day one provision for credit losses on acquired loans (1)	-	-	-	46,926	-	46,926	-
Net income available to common shareholders, excluding certain items	80,914	90,035	87,318	51,211	47,608	309,477	146,441

Average total assets	$27,481,963	$27,419,726	$27,304,700	$21,658,352	$18,593,265	$25,967,670	$18,122,625

Return on average assets, excluding certain items (annualized) (2)	1.17%	1.30%	1.28%	0.96%	1.02%	1.19%	0.81%

Return on average assets, excluding certain items:
Net income / (loss) available to common shareholders	$78,162	$81,042	$54,884	$(11,523)	$47,098	$202,564	$141,385
Plus: after-tax restructuring and merger-related expenses (1)	2,752	8,993	32,434	15,808	510	59,987	5,056
Plus: after-tax day one provision for credit losses on acquired loans (1)	-	-	-	46,926	-	46,926	-
Net income available to common shareholders, excluding certain items	80,914	90,035	87,318	51,211	47,608	309,477	146,441

Average total shareholders' equity	4,088,456	3,898,142	3,819,513	3,218,639	2,806,079	3,742,065	2,653,174

Return on average equity, excluding certain items (annualized) (2)	7.85%	9.16%	9.17%	6.45%	6.75%	8.27%	5.52%

Return on average tangible equity:
Net income / (loss) available to common shareholders	$78,162	$81,042	$54,884	$(11,523)	$47,098	$202,564	$141,385
Plus: amortization of intangibles (1)	5,701	6,656	7,271	3,336	1,607	22,965	6,518
Net income / (loss) available to common shareholders before amortization of intangibles	83,863	87,698	62,155	(8,187)	48,705	225,529	147,903

Average total shareholders' equity	4,088,456	3,898,142	3,819,513	3,218,639	2,806,079	3,742,065	2,653,174
Less: average goodwill and other intangibles, net of def. tax liability	(1,700,188)	(1,704,105)	(1,608,358)	(1,312,855)	(1,119,060)	(1,583,033)	(1,121,472)
Average tangible equity	$2,388,268	$2,194,037	$2,211,155	$1,905,784	$1,687,019	$2,159,032	$1,531,702

Return on average tangible equity (annualized) (2)	13.93%	15.86%	11.27%	-1.74%	11.49%	10.45%	9.66%

Average tangible common equity	$2,096,528	$2,015,329	$2,066,671	$1,761,300	$1,542,535	$1,968,805	$1,387,218
Return on average tangible common equity (annualized) (2)	15.87%	17.26%	12.06%	-1.89%	12.56%	11.46%	10.66%

Return on average tangible equity, excluding certain items:
Net income / (loss) available to common shareholders	$78,162	$81,042	$54,884	$(11,523)	$47,098	$202,564	$141,385
Plus: after-tax restructuring and merger-related expenses (1)	2,752	8,993	32,434	15,808	510	59,987	5,056
Plus: amortization of intangibles (1)	5,701	6,656	7,271	3,336	1,607	22,965	6,518
Plus: after-tax day one provision for credit losses on acquired loans (1)	-	-	-	46,926	-	46,926	-
Net income available to common shareholders before amortization of intangibles and excluding certain items	86,615	96,691	94,589	54,547	49,215	332,442	152,959

Average total shareholders' equity	4,088,456	3,898,142	3,819,513	3,218,639	2,806,079	3,742,065	2,653,174
Less: average goodwill and other intangibles, net of def. tax liability	(1,700,188)	(1,704,105)	(1,608,358)	(1,312,855)	(1,119,060)	(1,583,033)	(1,121,472)
Average tangible equity	$2,388,268	$2,194,037	$2,211,155	$1,905,784	$1,687,019	$2,159,032	$1,531,702

Return on average tangible equity, excluding certain items (annualized) (2)	14.39%	17.48%	17.16%	11.61%	11.61%	15.40%	9.99%

Average tangible common equity	$2,096,528	$2,015,329	$2,066,671	$1,761,300	$1,542,535	$1,968,805	$1,387,218
Return on average tangible common equity, excluding certain items (annualized) (2)	16.39%	19.03%	18.36%	12.56%	12.69%	16.89%	11.03%

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2025	2025	2025	2025	2024	2025	2024

Efficiency ratio:
Non-interest expense	$147,888	$156,188	$186,535	$133,966	$101,104	$624,575	$401,871
Less: amortization of intangibles	(7,217)	(8,425)	(9,204)	(4,223)	(2,034)	(29,070)	(8,251)
Less: restructuring and merger-related expense	(3,483)	(11,383)	(41,056)	(20,010)	(646)	(75,933)	(6,400)
Non-interest expense excluding restructuring and merger-related expense	137,188	136,380	136,275	109,733	98,424	519,572	387,220

Net interest income on a fully taxable equivalent basis	223,590	217,963	217,996	159,723	127,689	819,271	483,016
Non-interest income, excluding net securities gains (losses)	42,193	43,654	42,547	34,983	36,327	163,376	126,575
Net interest income on a fully taxable equivalent basis plus non-interest income	$265,783	$261,617	$260,543	$194,706	$164,016	$982,647	$609,591
Efficiency Ratio	51.62%	52.13%	52.30%	56.36%	60.01%	52.87%	63.52%

Adjusted net income available to common shareholders, excluding certain items:
Net income / (loss) available to common shareholders	$78,162	$81,042	$54,884	$(11,523)	$47,098	$202,564	$141,385
Add: After-tax restructuring and merger-related expenses (1)	2,752	8,993	32,434	15,808	510	59,987	5,056
Add: after-tax day one provision for credit losses on acquired loans (1)	-	-	-	46,926	-	46,926	-
Adjusted net income available to common shareholders, excluding certain items:	$80,914	$90,035	$87,318	$51,211	$47,608	$309,477	$146,441

Adjusted net income per common share - diluted, excluding certain items:
Net income per common share - diluted	$0.81	$0.84	$0.57	$(0.15)	$0.70	$2.23	$2.26
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	0.03	0.10	0.34	0.21	0.01	0.66	0.08
Add: after-tax day one provision for credit losses on acquired loans (1)	-	-	-	0.60	-	0.51	-
Adjusted net income per common share - diluted, excluding certain items:	$0.84	$0.94	$0.91	$0.66	$0.71	$3.40	$2.34

	Period End
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2025	2025	2025	2025	2024
Tangible book value per share:
Total shareholders' equity	$4,031,913	$4,116,527	$3,819,220	$3,781,579	$2,790,281
Less: goodwill and other intangible assets, net of def. tax liability	(1,693,755)	(1,702,916)	(1,709,001)	(1,718,048)	(1,118,293)
Less: preferred shareholders' equity	(224,187)	(368,867)	(144,484)	(144,484)	(144,484)
Tangible common equity	2,113,971	2,044,744	1,965,735	1,919,047	1,527,504

Common shares outstanding	96,067,559	96,044,222	95,986,023	95,672,204	66,919,805

Tangible book value per share	$22.01	$21.29	$20.48	$20.06	$22.83

Tangible common equity to tangible assets:
Total shareholders' equity	$4,031,913	$4,116,527	$3,819,220	$3,781,579	$2,790,281
Less: goodwill and other intangible assets, net of def. tax liability	(1,693,755)	(1,702,916)	(1,709,001)	(1,718,048)	(1,118,293)
Tangible equity	2,338,158	2,413,611	2,110,219	2,063,531	1,671,988
Less: preferred shareholders' equity	(224,187)	(368,867)	(144,484)	(144,484)	(144,484)
Tangible common equity	2,113,971	2,044,744	1,965,735	1,919,047	1,527,504

Total assets	27,696,333	27,518,042	27,571,576	27,412,383	18,684,298
Less: goodwill and other intangible assets, net of def. tax liability	(1,693,755)	(1,702,916)	(1,709,001)	(1,718,048)	(1,118,293)
Tangible assets	$26,002,578	$25,815,126	$25,862,575	$25,694,335	$17,566,005

Tangible equity to tangible assets	8.99%	9.35%	8.16%	8.03%	9.52%

Tangible common equity to tangible assets	8.13%	7.92%	7.60%	7.47%	8.70%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

ADDITIONAL NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2025	2025	2025	2025	2024	2025	2024
Pre-tax, pre-provision income:
Income / (loss) before provision / (benefit) for income taxes	$114,620	$103,310	$70,973	$(9,665)	$61,937	$279,238	$185,114
Add: provision for credit losses	3,059	2,082	3,218	68,883	(147)	77,242	19,206
Pre-tax, pre-provision income	$117,679	$105,392	$74,191	$59,218	$61,790	$356,480	$204,320

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income / (loss) before provision / (benefit) for income taxes	$114,620	$103,310	$70,973	$(9,665)	$61,937	$279,238	$185,114
Add: provision for credit losses	3,059	2,082	3,218	68,883	(147)	77,242	19,206
Add: restructuring and merger-related expenses	3,483	11,383	41,056	20,010	646	75,933	6,400
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$121,162	$116,775	$115,247	$79,228	$62,436	$432,413	$210,720

Pre-tax, pre-provision return on average assets, excluding restructuring and merger-related expenses:
Income / (loss) before provision / (benefit) for income taxes	$114,620	$103,310	$70,973	$(9,665)	$61,937	$279,238	$185,114
Add: provision for credit losses	3,059	2,082	3,218	68,883	(147)	77,242	19,206
Add: restructuring and merger-related expenses	3,483	11,383	41,056	20,010	646	75,933	6,400
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	121,162	116,775	115,247	79,228	62,436	432,413	210,720

Average total assets	$27,481,963	$27,419,726	$27,304,700	$21,658,352	$18,593,265	$25,967,670	$18,122,625

Pre-tax, pre-provision return on average assets, excluding restructuring and merger-related expenses (annualized) (2)	1.75%	1.69%	1.69%	1.48%	1.34%	1.67%	1.16%

Pre-tax pre-provision return on average equity, excluding restructuring and merger-related expenses:
Income / (loss) before provision / (benefit) for income taxes	$114,620	$103,310	$70,973	$(9,665)	$61,937	$279,238	$185,114
Add: provision for credit losses	3,059	2,082	3,218	68,883	(147)	77,242	19,206
Add: restructuring and merger-related expenses	3,483	11,383	41,056	20,010	646	75,933	6,400
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	121,162	116,775	115,247	79,228	62,436	432,413	210,720

Average total shareholders' equity	$4,088,456	$3,898,142	$3,819,513	$3,218,639	$2,806,079	$3,742,065	$2,653,174

Pre-tax, pre-provision return on average equity, excluding restructuring and merger-related expenses (annualized) (2)	11.76%	11.88%	12.10%	9.98%	8.85%	11.56%	7.94%

Pre-tax, pre-provision return on average tangible equity, excluding certain items (1):
Income / (loss) before provision / (benefit) for income taxes	$114,620	$103,310	$70,973	$(9,665)	$61,937	$279,238	$185,114
Add: provision for credit losses	3,059	2,082	3,218	68,883	(147)	77,242	19,206
Add: amortization of intangibles	7,217	8,425	9,204	4,223	2,034	29,070	8,251
Add: restructuring and merger-related expenses	3,483	11,383	41,056	20,010	646	75,933	6,400
Pre-tax, pre-provision income before restructuring and merger-related expenses and amortization of intangibles	128,379	125,200	124,451	83,451	64,470	461,483	218,971

Average total shareholders' equity	4,088,456	3,898,142	3,819,513	3,218,639	2,806,079	3,742,065	2,653,174
Less: average goodwill and other intangibles, net of def. tax liability	(1,700,188)	(1,704,105)	(1,608,358)	(1,312,855)	(1,119,060)	(1,583,033)	(1,121,472)
Average tangible equity	$2,388,268	$2,194,037	$2,211,155	$1,905,784	$1,687,019	$2,159,032	$1,531,702

Pre-tax, pre-provision return on average tangible equity, excluding certain items (annualized) (1) (2)	21.33%	22.64%	22.58%	17.76%	15.20%	21.37%	14.30%

Average tangible common equity	$2,096,528	$2,015,329	$2,066,671	$1,761,300	$1,542,535	$1,968,805	$1,387,218
Pre-tax, pre-provision return on average tangible common equity, excluding certain items (annualized) (1) (2)	24.29%	24.65%	24.15%	19.22%	16.63%	23.44%	15.78%

(1) Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2) The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.